Exhibit 10.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

WARRANT NO.

to Purchase Common Stock of

GENAISSANCE PHARMACEUTICALS, INC.

THIS WARRANT IS TO CERTIFY THAT [XMARK OPPORTUNITY FUND, L.P.], a [Delaware limited partnership] (the “Holder”), is entitled to purchase from Genaissance Pharmaceuticals, Inc., a Delaware corporation (the “Company”), [                        ] shares of Common Stock of the Company (the “Common Stock”) for the Exercise Price described herein upon the terms and conditions set forth herein.  This Warrant is being issued by the Company in connection with the issuance by the Company and Lark Technologies, Inc. (“Lark”) of senior secured notes, in the aggregate principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (collectively, the “Notes”), and is one of one or more common stock purchase warrants (collectively, the “April 2005 Warrants”) issued in connection therewith.

Section 1.  Certain Definitions.

(a) Unless otherwise stated in this Warrant, capitalized terms used but not defined herein shall have the meanings set forth in that certain Note and Warrant Purchase Agreement, dated as of the date hereof, between the Company and the Holder.

(b) As used in this Warrant, capitalized terms used herein shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

“Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” shall mean April 21, 2010.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Warrant” shall mean this Warrant and any warrant(s) issued in substitution for this Warrant.

“Warrantholder” shall mean the Holder, as the initial holder of this Warrant, and any transferee of the Holder to whom this Warrant has been transferred in accordance with Section 12 hereof.

Section 2.  Warrant Shares; Exercise Price.

(a) This Warrant may be exercised in accordance with Section 3 for up to [                        ] shares of Common Stock (such shares, as they may be adjusted from time to time pursuant to the terms hereof, are referred to herein as the “Warrant Shares”).

(b) The exercise price for each Warrant Share is $2.25 (such price, as it may be adjusted from time to time pursuant to the terms hereof, is referred to herein as the “Exercise Price”).

Section 3.  Exercise of Warrant.

(a)(i) Subject to Sections 3(b) and clause 3(a)(ii) below, the Warrantholder may exercise this Warrant, in whole or in part, at any time beginning on the date hereof until and including the Expiration Date; provided, however, that the minimum number of Warrants Shares subject to any exercise notice shall be 25,000.  In the event this Warrant is exercised in part, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Warrantholder a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised.

(ii)                                  Notwithstanding the foregoing, at any time beginning on the date hereof until and including the Expiration Date, the Warrantholder may, at its option, elect to exchange this Warrant, in whole or in part (a “Warrant Exchange”), into the number of Warrant Shares determined in accordance with this Section 3(a)(ii) by presentation and surrender of this Warrant to the Company at its principal office, accompanied by a notice (a “Notice of Exchange”) stating that this Warrant is being exchanged and the number of Warrant Shares to be exchanged.  In connection with any Warrant Exchange, this Warrant shall represent the right to acquire the number of shares of Common Stock (rounded to the nearest whole number) equal to (i) the total number of Warrant Shares to be exchanged (the “Total Number”), less (ii) the number of shares equal to the quotient obtained by dividing (A) the product of the Total Number and the then applicable Exercise Price by (B) the then fair market value (determined as set forth below) per share of Common Stock.  For purposes of this Section 3(a)(ii), the “fair market value” per share of Common Stock as of any date shall be the closing sale prices of the Common Stock, as reported on the securities exchange that is the principal market for the Common Stock on the trading day immediately preceding the date the Notice of Exchange is received by the Company.  If the Common Stock is not publicly traded, the “fair market value” per share of Common Stock shall be an amount determined by the Company’s Board of Directors upon request of the Warrantholder.

(b) Notwithstanding anything herein to the contrary, in no event shall the

Warrantholder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Warrantholder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Warrant or the unexercised or unconverted portion of any other security of the Warrantholder subject to any existing limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination is being made, would result in beneficial ownership by the Warrantholder and its Affiliates of more than 9.9% of the then outstanding shares of Common Stock.  For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence.  The Warrantholder may waive the limitations set forth herein by sixty-one (61) days written notice to the Company.

(c) Except as provided in Section 3(a)(ii) above, the Warrantholder shall exercise this Warrant by delivering to the Company at the address set forth on the signature page hereto (i) the Exercise Notice set out at the end of this Warrant as Exhibit A, (ii) this Warrant and (iii) a cash payment equal to the aggregate Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise, by wire transfer to an account of the Company designated in writing by the Company to the Warrantholder.

(d) Upon exercise of this Warrant and delivery of the Exercise Notice with proper payment (or upon a valid Warrant Exchange pursuant to Section 3(a)(ii) above) relating thereto, the Company shall issue and deliver as soon as practicable (and in any case within three (3) Business Days thereafter) to the Warrantholder a stock certificate or certificates, duly executed by the Company, representing the Warrant Shares.

(e) The stock certificate or certificates for the Warrant Shares to be delivered in accordance with this Section 3 shall be registered in the name of the Warrantholder or such other Person as shall be designated in the Exercise Notice.  Such certificate or certificates shall be issued and the Warrantholder or any other Person so designated to be named therein shall become the holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as stockholders, as of the time said notice is delivered to the Company as aforesaid.

(f) The Company shall pay all expenses payable in connection with the preparation, issue and delivery of stock certificates under this Section 3, including any transfer taxes resulting from the exercise of this Warrant by the Warrantholder and the issuance of the Warrant Shares to the Warrantholder hereunder.

(g) Upon the exercise of this Warrant in accordance with the terms hereof, the Warrant Shares shall be validly issued, fully paid and non-assessable, and free from all liens, other than liens created by the Warrantholder.

Section 4.  Adjustment for Stock Splits, Combinations, Merger, etc.

(a) Upon each adjustment of the Exercise Price as provided in Section 4(b), the Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock that the Warrantholder was entitled to purchase prior to such adjustment and (ii) the quotient obtained by dividing (x) the Exercise Price existing prior to such adjustment by (y) the new Exercise Price resulting from such adjustment.

(b) If, at any time prior to the Expiration Date, the number of outstanding shares of Common Stock is (i) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock or (ii) decreased by a combination of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Exercise Price shall be adjusted to a new amount equal to the product of (I) the Exercise Price in effect on such record date and (II) the quotient obtained by dividing (x) the number of shares of Common Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)), by (y) the number of shares of Common Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

Section 5.  Reclassification, Etc.  In case of any reclassification or change of the outstanding shares of Common Stock (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or material change of the outstanding shares of Common Stock) at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right prior to the Expiration Date to purchase, at a price not to exceed the aggregate Exercise Price, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of shares of Common Stock purchasable by the Warrantholder immediately prior to such reclassification, reorganization, change, consolidation or merger, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Warrantholder to the end that the provisions hereof shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof.

Section 6.  Adjustments for Additional Stock Issuances.  For the term of this Warrant, in addition to the provisions contained above, the Exercise Price shall be subject to adjustment as provided below.  An adjustment to the Exercise Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.  No adjustment to the Exercise Price shall be made in an amount less than $0.01, but any such lesser amount shall be carried forward and shall be given effect in the next Exercise Price adjustment, if any.

(a)                                  Except as provided in Section 6(b) hereof, if and whenever the Company shall issue or sell, or is, in accordance with the provisions hereof, deemed to have issued or sold, any Additional Shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to an Exercise Price determined as follows:

(A)                              If the Trigger Issuance occurs during the period beginning 150 days after the date hereof until but not including the 270th day after the date hereof, and all or any portion of the Notes is outstanding on the 150th day after the date hereof, then, the Exercise Price shall be equal to the lesser of (x) $2.25 and (y) an amount equal to 140% of the lowest price per share at which any Additional Shares of Common Stock were issued or sold or deemed to be issued or sold in such Trigger Issuance;

(B)                                If the Trigger Issuance occurs during the period beginning on or after the 270th day after the date hereof until but not including the 18 month anniversary of the date hereof, and all or any portion of the Notes is outstanding on the 270th day after the date hereof, then, the Exercise Price shall be equal to the lesser of (x) $2.25 and (y) an amount equal to 120% of the lowest price per share at which any Additional Shares of Common Stock were issued or sold or deemed to be issued or sold in such Trigger Issuance; and

(C)                                If the Trigger Issuance occurs during the period beginning on or after the 18 month anniversary of the date hereof until and including the Expiration Date, and all or any portion of the Notes is outstanding on the 18 month anniversary of the date hereof, then, the Exercise Price shall be reduced to the lowest price per share at which any Additional Shares of Common Stock were issued or sold or deemed to be issued or sold in such Trigger Issuance.

No adjustment in the Exercise Price shall be made under this Section 6(a) if a Trigger Issuance occurs at any time beginning after the date hereof and prior to the 150th day after the date hereof.  In connection with any adjustment in the Exercise Price made pursuant to this Section 6(a), no adjustment shall be made in the number of Warrant Shares which may be purchased hereunder.

For purposes of this subsection (a), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 6(a), other than Excluded Issuances (as defined in Section 6(b) hereof).

For purposes of this Section 6(a), the following Sections 6(a)(i) to 6(a)(v) shall also be applicable (subject, in each such case, to the provisions of Section 6(b) hereof) and to each other subsection contained in this Section 6(a):

(i)                                     Issuance of Rights or Options; Issuance of Convertible Securities.  If at any time the Company shall in any manner grant or issue or sell (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options or for the issue and sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, or the conversion or exchange of all such Convertible Securities, plus (z) in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options or the issue or sale of such Convertible Securities, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options or the total number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities, shall be deemed to have been issued for such price per share as of the date of granting of such Options (including Options to purchase Convertible Securities) or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price.  Except as otherwise provided in Section 6(a)(ii), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(ii)                                  Change in Option Price or Conversion Rate.  If (A) the purchase price provided for in any Option referred to in Section 6(a)(i) hereof, (B) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 6(a)(i), or (C) the rate at which Convertible Securities referred to in Section 6(a)(i) are convertible into or exchangeable for Common Stock shall increase or decrease at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such re-adjustment of the Exercise Price then in effect hereunder is thereby reduced.

(iii)                               Consideration for Stock.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash or for a consideration including cash and such other consideration, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board, before deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.  In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board.  The determination of the fair value of consideration (or the allocation thereof) for purposes of this Section 6(a) need not be the amount recorded in the books and records of the Company if the Board determines that the determination of different amounts for different contexts is in the best interest of the Company and its stockholders and creditors as a whole.

(iv)                              Record Date.  In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.  If the Company shall have taken a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be automatically rescinded and annulled.

(v)                                 Treasury Shares.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 6(a).

(b)                                 Excluded Issuances.  Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price: (x) where such an adjustment would be duplicative of another adjustment of the Exercise Price resulting from the same event that is made pursuant to other provisions of this Warrant; or (y) in the case of (i) issuances upon the exercise of any Options or Convertible Securities granted, issued and outstanding on the date hereof, (ii) shares of Common Stock (or Options with respect thereto) issued or issuable to employees, officers or directors of, or consultants or advisors to, the Company or any of its subsidiaries, pursuant to a plan, agreement or arrangement approved by the Board, (iii) issuances of securities as consideration for a merger or consolidation with, or purchase of assets from, a non-Affiliated third party, and (iv) issuances of Common Stock upon conversion of the Company’s Series A Preferred Stock (collectively, “Excluded Issuances”).

Section 7.  Adjustment of Number of Shares; Notice of Adjustments.  Except as

otherwise provided hereunder and solely with respect to adjustments made pursuant to Sections 4 and 5 hereof, upon each adjustment in the Exercise Price hereunder, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment by a fraction, (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately thereafter.  With each adjustment, the Company shall deliver a certificate signed by its chief financial or executive officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, which shall be mailed by first class mail, postage prepaid to the Warrantholder.

Section 8.  Reservation and Authorization of Common Stock; Stock Fully Paid; Listing.  The Company shall at all times reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise of this Warrant.  All Warrant Shares issued upon exercise of this Warrant shall be, at the time of delivery of the certificates for such Warrant Shares upon payment in full of the Exercise Price therefor in accordance with the terms of this Warrant (or proper exercise of the cashless exercise rights contained in Section 3(a)(ii) hereof), duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.  The Company shall during all times prior to the Expiration Date when the shares of Common Stock issuable upon the exercise of this Warrant are authorized for listing or quotation on any national securities exchange, (or the over-the-counter bulletin board or the “pink sheets”, as the case may be), use its reasonable best efforts to maintain the listing or quotation of the Common Stock on such national securities exchange, Nasdaq (or the over-the-counter bulletin board or the “pink sheets”, as the case may be).

Section 9.  Stock Books.  The Company will not at any time, except upon dissolution, liquidation or winding up or in accordance with Section 5, close its stock books so as to result in preventing or delaying the exercise of this Warrant during normal business hours.

Section 10.  Limitation of Liability.  No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase the Warrant Shares hereunder, shall give rise to any liability of the Warrantholder to pay the Exercise Price or as a stockholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

Section 11.  Legend.  Each stock certificate representing Warrant Shares shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT, THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND THE SECURITIES LAW OF

ANY APPLICABLE STATE.”

Section 12.  Transfer.  Subject to compliance with the Securities Act and the applicable rules and regulations promulgated thereunder and applicable state securities laws, the Warrantholder may transfer this Warrant, in whole or in part, to any Person without the consent of the Company; provided, that, in the case of a transfer to a Person that is not an Affiliate of the Warrantholder, (i) the transfer is in denominations of no less than the right to acquire 50,000 Warrant Shares (as adjusted for any stock split, stock dividend, recapitalization or otherwise), and (ii) if no Default or Event of Default has occurred, such Person is not a for-profit company engaged in the business of researching (including, without limitation, contract research organizations), developing and/or commercializing pharmaceutical or biotechnology products or services that are then competitive with products or services of the Company or Lark.  Any such transfer shall be made by surrender of this Warrant to the office or agency of the Company at which this Warrant is exercisable, by the registered holder hereof by its duly authorized attorney, and upon surrender of this Warrant together with the assignment hereof properly endorsed, a new warrant shall be issued and delivered by the Company, registered in the name of the transferee.  Upon such surrender, the Company shall treat the assignee as the owner hereof (to the extent of such transfer) for all purposes.

Section 13.  Additional Protection.  If, at any time, the Company shall issue any warrants or other rights to acquire securities of the Company, or adjust the rights of any now or hereafter existing warrants, so that the terms and conditions thereof are in any way superior to the terms and conditions of this Warrant, then, and in each such instance, this Warrant shall, automatically and without further action or deed by the Company or any holder of this Warrant, be adjusted to have such superior terms and conditions, which adjustment shall be immediately effective.  The Company shall cause this Warrant to be amended as appropriate, but such amendment shall not be a pre-requisite to the effectiveness of any adjustment required by this Section 13.  At least fifteen (15) days in advance thereof, the Company shall provide written notice to the holders of the April 2005 Warrants of any issuance or adjustment giving rise to an adjustment to this Warrant hereunder.  The Company shall not take any action that impairs, restricts or otherwise compromises the rights of, or the Company’s ability to perform its obligations with respect to, the April 2005 Warrants and the Warrantholders.

Section 14.  Loss, Destruction, Etc. of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new warrant of like tenor and representing the right to purchase the Warrant Shares.

Section 15.  Amendments.  The terms of this Warrant may be amended, and the observance of any term herein may be waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the holders of at least 50% of the shares of Common Stock issued or issuable upon exercise of the April 2005 Warrants then outstanding; provided, however, that any such amendment or waiver will apply to all April 2005 Warrants then outstanding; and provided further that the number of Warrant Shares subject to this Warrant and the Exercise Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the holder of this Warrant (it being agreed that an event occurring under any of the provisions of Sections 4, 5 and 6 of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Exercise Price).

Section 16.  Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested, three Business Days after mailing or (d) if sent by reputable overnight courier service, one Business Day after delivery to such service; and shall be addressed as follows:

If to the Company, to:	with a copy to:

Genaissance Pharmaceuticals, Inc. Five Science Park New Haven, Connecticut 06511 Attention: Chief Financial Officer Facsimile: (203) 786-3567	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Attention: Steven D. Singer, Esq. Facsimile: (617) 526-5000

If to the Holder, to:	with a copy to:

[Xmark Opportunity Fund, Ltd.] 301 Tresser Blvd. Suite 1230 Attention: Mitchell Kaye Facsimile: (203) 653-2525	Lowenstein Sandler PC 65 Livingston Avenue Roseland, NJ 07068 Attention: Steven Siesser, Esq. Facsimile: (973) 597-2400

Section 17.  Successors and Assigns.  This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

Section 18.  Governing Law.  This Warrant and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (other than its conflicts of law provisions).

Section 19.  No Stockholder Rights With Respect to Warrant Shares.  Until the Warrant Shares subject to this Warrant are issued to the Warrantholder upon exercise of this Warrant, the Warrantholder shall have no right to vote the Warrant Shares in connection with any matters to which holders of Common Stock are entitled to vote and shall have no rights as a stockholder of the Company with respect to the Warrant Shares.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer as of April 21, 2005.

GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

Address:

Five Science Park
New Haven, Connecticut 06511
Attention: Chief Financial Officer
Fax: (203) 786-3567

[Holder’s agreement and acknowledgement follows]

Signature Page to Warrant

AGREED AND ACKNOWLEDGED AS OF APRIL 21, 2005:

[XMARK OPPORTUNITY FUND, L.P., a Delaware limited partnership]

By:
Name:
Title:

Holder's Agreement and Acknowledgement

Exhibit A

EXERCISE NOTICE

(to be executed only upon exercise of Warrant)

To:                              Genaissance Pharmaceuticals, Inc.

Five Science Park

New Haven, Connecticut 06511

Attention:  Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase                              of the Warrant Shares covered by such Warrant and herewith makes payment of the aggregate Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise, as provided for in such Warrant.

The Warrant Shares shall be registered in the name of the following Person:

                                                                                    .

Dated:	Name:

Signature:

Address:

Exhibit B

NOTICE OF TRANSFER

(to be executed only upon transfer of Registrable Securities)

To:                              Genaissance Pharmaceuticals, Inc.

Five Science Park

New Haven, Connecticut 06511

Attention:  Chief Financial Officer

Notice is hereby given that the undersigned (the “Transferor”), pursuant to the provisions set forth in the attached Warrant and pursuant to Section 8(c) of the Registration Rights Agreement (the “Agreement”) made and entered into as of the           day of April, 2005, by and among Genaissance Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the Transferor and certain other parties thereto, has transferred [                       ] Registrable Securities (as defined in the Agreement) to [                                ] (the “Transferee”).  As a condition to such transfer:

(i)                                     Transferee represents and warrants to the Company that Transferee is not a for-profit company engaged in the business of researching (including, without limitation, contract research organizations), developing and/or commercializing pharmaceutical or biotechnology products or services that are, as of the date set forth below, competitive with the products or services of the Company or Lark Technologies, Inc.

(ii)                                  Transferee represents and warrants to the Company that it has provided a correct and complete copy of the Agreement to the Transferee.

(iii)                               Transferee and Transferee represent and warrant to the Company that the transfer described herein complies with the requirements of applicable securities laws.

Subject to the foregoing representations, warranties and agreements, upon delivery of this Notice to the Company, the Transferee shall, without further action or deed, automatically and immediately have all rights in and to the Agreement, and the Transferee hereby agrees to be bound by and subject to the terms and conditions of the Agreement to the extent of the transferred Registrable Securities.

Dated:	TRANSFEREE

Name:

Signature:

Address:

TRANSFEROR

Name:

Signature:

Address: